EXHIBIT 10.4

                                CONTRACT OF SALE

         THIS CONTRACT is made on April 26, 1999 by and between GoHealth.MD, Inc., a Delaware Corporation (the "Purchaser") and Robert H. Savar of Cherry Hill, NJ (the "Seller").

                                     RECITAL

         WHEREAS, the Seller has legally registered "Hlthmall.com" with Network Solutions, Inc., the national registry for all domain names, and owns all right, title and interest in the web site constructed by the Seller in connection with such domain name;

         WHEREAS, the Purchaser desires to purchase form the Seller, and the Seller desires to sell to the Purchaser, the "Hlthmall.com" web site and domain name, as well as any and all rights, title and interest associated thereto which the Seller holds.

         THEREFORE, in consideration of the mutual promises and conditions contained in this contract, the parties agree as follows:

                                PURCHASE AND SALE

         1. The Purchaser shall purchase from the Seller, and the Seller shall sell to the Purchaser, any and all of the Seller's right, interest and title in the domain name "Hlthmall.com" (the "Sale") for the purchase price of Twenty Thousand Dollars ($20,000.00) payable at the closing of the Sale (the

"Closing") in the form of a cashier's check, money order or wire funds. In addition, Seller will receive 1.0 unit of GoHealth.MD pursuant to a Private Offering Memorandum and consisting of 2,000 shares of common stock and 2,000 warrants which are exercisable at a price of $2.50 per share.

         2. At the closing of the Sale, the Seller shall deliver to the Purchaser any and all documentation in the Seller's possession reflecting the ownership and registration of the domain name "Hlthmall.com" with Network Solutions, Inc., as well as effectuate a domain name modification (as such term is commonly understood) in favor of GoHealth.MD, Inc. The Seller shall additionally deliver (or, to the extent delivery is impossible, make known) to the Purchaser all other contracts, agreements and commitments pertaining to Seller's ownership of said domain name "Hlthmall.com."

                       PURCHASER'S CONTINUING OBLIGATIONS

         3. The Purchaser hereby unconditionally agrees to continue to utilize the services of World Wide Web Communications, Inc., a New Jersey corporation currently wholly owned by the Seller ("WWWC"), as the host of the web site "Hlthmall.com" at WWWC's usual and customary rate for a period of three (3) years commencing at the Closing Date.

         4. The Purchaser hereby unconditionally agrees to continue to utilize WWWC and its services for any and all changes, upgrades and maintenance of the web site "Hlthmall.com" at WWWC's usual and customary rates for a period of three (3) years commencing at the Closing Date.

         5. The Purchaser hereby unconditionally acknowledges and agrees that, for a period of three (3) years commencing on the Closing Date, all web-hosting fees for web sites hosted on WWWC's server, regardless of whether or not the web sites are listed in "Hlthmall.com," will be and will continue to be the sole and exclusive property of WWWC.

         6.  All  "Hlthmall.com"   revenues  other  than  those  described,   or
reasonably arising from or related to those described, in this "Purchaser's Continuing Obligations" section, shall be the property of the Purchaser.

                    COMPLIANCE WITH LAW AND OTHER INSTRUMENTS

         7. The Seller hereby represents that, to its best knowledge after reasonable due diligence, the Seller is not in violation of any term or provision of any charter, by-law, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, and that the Seller's execution, delivery and performance of this contract will not result in any violation or in the creation of any lien, encumbrance, or charge on any of the properties or assets of Seller.

                                 SELLER'S TITLE

         8. The Seller warrants that it has good, absolute and marketable title to this domain name and that it has been properly registered with Network Solutions, Inc.

         9. The Seller represents that it has no knowledge of any claim against it under or in respect of, nor any reason to believe that it is or may be infringing on or otherwise acting adversely to the rights of any person under or in respect of, any patent, trademark, service mark, trade name, copyright, license, or other similar intangible property; and Seller is not aware of any obligation or liability to make any payments by way of royalties, fees, or the like to any owner or licensee of, or other claimant under, any intangible property with respect to its use or in connection with the conduct of Seller's business or otherwise (other than any fees that may be owed from time to time to Network Solutions, Inc.).

                                 INDEMNIFICATION

         10. The Seller shall indemnify the Purchaser, and the Purchaser shall indemnify the Seller, on and after the Closing with respect to all claims, actions, demands, losses, costs, expenses, liabilities (joint or several), penalties and damages, including counsel fees incurred in investigating or attempting to avoid or oppose the imposition of damages, resulting to the other form (1) any inaccurate representation made by the Seller or the Purchaser, as the case may be, in or under this contract, (2) breach of any of the warranties or covenants made by the Seller or the Purchaser, as the case may be, in or under this contact or (3) breach or default in the performance by the Seller or the Purchaser, as the case may be, of any of the covenants to be performed by it under this contract. The Seller shall indemnify the Purchaser for any debts, liabilities, or obligations of the Seller specifically relating to "Hlthmall.com", other than those obligations expressly or reasonably assumed by the Purchaser pursuant to this contract, and other than those that have been communicated to the Purchaser by the Seller on or prior to the Closing Date.

                              AMENDMENT AND WAIVER

         11. This contact may be amended or modified at any time and in all respects, and any provision may be waived, by an instrument in writing executed by both the Purchaser and the Seller, or by either of them in the case of a waiver of a right or benefit under this contract of such waiving party.

                                     NOTICES

         12. Any notices or other communications required or permitted under this contract shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, addressed to the Seller located at 1133 Seagull Lane, Cherry Hill, New Jersey 08003 and to the Purchaser at GoHealth.MD, Inc. located at 2051 Springdale Road, Cherry Hill, New Jersey 08003 or at any other address furnished in writing by one party to the other, and shall be deemed to have been given as of the date delivered or deposited in the United States mail, as the case may be.

                                  CHOICE OF LAW

         13. It is the intention of the parties that the laws of the State of New Jersey shall govern the validity of this contract, the construction of its terms, and the interpretation of the rights and duties of the parties.

                                   ARBITRATION

         14. Any dispute arising under this contract or relating to the sale and purchase described in this contract shall be resolved under the commercial arbitration rules of the American Arbitration

Association.

                                    HEADINGS

         15. Headings contained in this contract are for reference purposes only and shall not affect in any way the meaning or interpretation of this contract.

                              COUNTERPART EXECUTION

         16. This contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                                     GENDER

         17. All personal pronouns used in this contract shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

                               PARTIES IN INTEREST

         18. All the terms and provisions of this contract shall be binding on and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their respective successors and assigns. The Purchaser hereby expressly and unconditionally agrees that WWWC shall additionally have the right to enforce any provision in this contract with respect to which it is a third party beneficiary.

                               INTEGRATED CONTRACT

         19. This contract constitutes the entire agreement between the parties, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth, provided for or otherwise referenced in this contract.

ATTEST:                                           GOHEALTH.MD. INC.

 /s/ Charles R. Ropka                     By: /s/ Leonard F. Vernon
------------------------------------          ---------------------
                                              Leonard F. Vernon, President

ATTEST:

 /s/ Charles R. Ropka                         /s/ Robert H. Savar
------------------------------------          --------------------
                                               Robert H. Savar